                                                                  Exhibit 4.55










            --------------------------------------------------------


                        GRANITE BROADCASTING CORPORATION

                    Non-Voting Common Stock Purchase Warrant




                            Dated as of March 6, 2001




            ---------------------------------------------------------



This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while a registration under such Act is in effect or pursuant to an exemption therefrom under such Act. This Warrant and such shares may be transferred only in compliance with the conditions specified in this Warrant

                                TABLE OF CONTENTS


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                                                                      PAGE

1.    Exercise of Warrant..............................................1

      1.1   Manner of Exercise.........................................1

      1.2   When Exercise Effective....................................1

      1.3   Delivery of Stock Certificates, etc........................2

      1.4   Payment by Application of Shares Otherwise Issuable........2

      1.5   Payment by Application of Debt.............................2

2.    Adjustment of Common Stock Issuable Upon Exercise................2

      2.1   General; Warrant Price.....................................2

      2.2   Adjustment of Warrant Price................................2

            (a)   Issuance of Additional Shares of Common Stock........3

            (b)   Extraordinary Dividends and Distributions............3

      2.3   Treatment of Options and Convertible Securities............3

      2.4   Treatment of Stock Dividends, Stock Splits, etc............5

      2.5   Computation of Consideration...............................5

      2.6   Adjustments for Combinations, etc..........................7

      2.7   Dilution in Case of Other Securities.......................7

      2.8   Minimum Adjustment of Warrant Price........................7

3.    Consolidation, Merger, etc.......................................7

      3.1   Adjustments for Consolidation, Merger, Sale of Assets,
            Reorganization, etc........................................7

      3.2   Assumption of Obligations..................................8

4.    Other Dilutive Events............................................8

5.    No Dilution or Impairment........................................8

6.    Officer's Certificate as to Adjustments..........................8

7.    Notices of Corporate Action......................................9

8.    Registration of Common Stock.....................................9

9.    Restrictions on Transfer........................................10

      9.1   Restrictive Legends.......................................10

      9.2   Termination of Restrictions...............................10

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                      PAGE

10.   Availability of Information.....................................10

11.   Reservation of Stock, etc.......................................11

12.   Registration and Transfer of Warrants, etc......................11

      12.1  Warrant Register; Ownership of Warrants...................11

      12.2  Transfer and Exchange of Warrants.........................11

      12.3  Replacement of Warrants...................................11

13.   Registration under Securities Act, etc..........................12

      13.1  Registration on Request...................................12

      13.2  Incidental Registration...................................13

      13.3  Registration Procedures...................................15

      13.4  Underwritten Offerings....................................19

      13.5  Preparation; Reasonable Investigation.....................22

      13.6  Indemnification...........................................22

14.   Definitions.....................................................25

15.   Remedies........................................................30

16.   No Rights or Liabilities as Stockholder.........................30

17.   Notices.........................................................30

18.   Amendments......................................................30

19.   Assignment......................................................30

20.   Expiration......................................................30

20.  Descriptive Headings.............................................30

21.    GOVERNING LAW..................................................30

22.  Judicial Proceedings; Waiver of Jury.............................30


            FORM OF SUBSCRIPTION............................................53

            FORM OF ASSIGNMENT..............................................54

                        GRANITE BROADCASTING CORPORATION

                    Non-Voting Common Stock Purchase Warrant


                                                              New York, New York
No. W-1                                                          March 6, 2001


            GRANITE BROADCASTING CORPORATION (the "COMPANY"), a Delaware corporation, for value received, hereby certifies that Goldman, Sachs & Co., or registered assigns, is entitled to purchase from the Company 753,491 duly authorized, validly issued, fully paid and nonassessable shares of Non-Voting Common Stock, par value $.01 per share (the "COMMON STOCK") of the Company at the purchase price per share of $1.75 (the "Purchase Price"), at any time or from time to time prior to 5:00 p.m., New York City time, on March 6, 2006, all subject to the terms, conditions and adjustments set forth below in this Warrant.

            This Warrant evidences rights to purchase an aggregate of 753,491 shares of Common Stock subject to adjustment as provided herein. Certain capitalized terms used in this Warrant are defined in section 14; references to an "Exhibit" are, unless otherwise specified, to one of the Exhibits attached to this Warrant and references to a "section" are, unless otherwise specified, to one of the sections of this Warrant.

            1. EXERCISE OF WARRANT.

            1.1 MANNER OF EXERCISE. This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day, by surrender of this Warrant to the Company at its principal office, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, in cash, by certified or official bank check payable to the order of the Company, or in the manner provided in section 1.4 or section 1.5 (or by any combination of such methods), in the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such subscription by (b) the Warrant Price, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in sections 2 through 4.

            1.2 WHEN EXERCISE EFFECTIVE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in section 1.3 shall be deemed to have become the holder or holders of record thereof.

            1.3 DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within three Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to section 9, as such holder (upon payment by such holder of any applicable transfer taxes) may direct,

            (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise, and

            (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in section 1.1.

            1.4 PAYMENT BY APPLICATION OF SHARES OTHERWISE ISSUABLE. Upon any exercise of this Warrant, the holder hereof may, at its option, instruct the Company, by written notice accompanying the surrender of this Warrant at the time of such exercise, to apply to the payment required by section 1.1 such number of the shares of Common Stock otherwise issuable to such holder upon such exercise as shall be specified in such notice, in which case an amount equal to the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the payment required by section 1.1 attributable to such shares shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number.

            1.5 PAYMENT BY APPLICATION OF DEBT. Upon any exercise of this Warrant, the holder hereof may, at its option, elect to pay some or instruct the Company, by written notice accompanying the surrender of this Warrant at the time of such exercise to apply to the payment required by section 1.1 by crediting all or any part amount of the obligations owing to such holder under the Credit Agreement with the amount of the Purchase Price.

            2. ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

            2.1 GENERAL; WARRANT PRICE. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to section 1.1, by the fraction of which (a) the numerator is $1.75 and (b) the denominator is the Warrant Price in effect on the date of such exercise. The "Warrant Price" shall initially be $1.75 per share, shall be adjusted and readjusted from time to time as provided in this section 2 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this section 2.

            2.2 ADJUSTMENT OF WARRANT PRICE.

            (a) ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to section 2.3 or 2.4) without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to such issue or sale, then, and in each such case, subject to section 2.8, such Warrant Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Warrant Price by a fraction

                  (i) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Warrant Price, and

                  (ii) the denominator of which shall be the number of shares of
            Common Stock outstanding immediately after such issue or sale,

            PROVIDED that, for the purposes of this section 2.2.1, (X) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to section 2.3 or 2.4, such Additional Shares shall be deemed to be outstanding, and (Y) treasury shares shall not be deemed to be outstanding.

            (b) EXTRAORDINARY DIVIDENDS AND DISTRIBUTIONS. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, other than a dividend payable in Additional Shares of Common Stock, then, and in each such case, subject to section 2.8, the Warrant Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Warrant Price by a fraction

                  (i) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and

                  (ii) the denominator of which shall be such Current Market
            Price.

            2.3 TREATMENT OF OPTIONS AND CONVERTIBLE SECURITIES. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of Common Stock entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to section 2.5) of such shares would be less than the Warrant Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued

            (a) no further adjustment of the Warrant Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (x) a change of control of the Company, (y) the acquisition by any Person or group of Persons of any specified number or percentage of the Voting Securities of the Company or (z) any similar event or occurrence, each such case to be deemed hereunder to involve a separate issuance of Additional Shares of Common Stock, Options or Convertible Securities, as the case may be;

            (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

            (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                  (i) in the case of Options for Common Stock or Convertible
            Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                  (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to section 2.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

            (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

            (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Warrant Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

            2.4 TREATMENT OF STOCK DIVIDENDS, STOCK SPLITS, ETC. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

            2.5 COMPUTATION OF CONSIDERATION. For the purposes of this section
2,

            (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                  (i) insofar as it consists of cash, be computed at the net amount of cash received by the Company,

                  (ii) insofar as it consists of property (including securities)
            other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company, and

                  (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company;

            (b) Additional Shares of Common Stock deemed to have been issued pursuant to section 2.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                  (i) the total amount, if any, received and receivable by the
            Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by
                  (ii) the maximum number of shares of Common Stock (as set
            forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

            (c) Additional Shares of Common Stock deemed to have been issued pursuant to section 2.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

            (d) Whenever the Board shall be required to make a determination in good faith of the fair value of any item under this section 2.5, the holders of 50% of the Registrable

Securities may challenge such determination in good faith by notifying the Board in writing of such holders' determination of the fair value of such item. Any such dispute shall be resolved by an independent investment banking firm selected by the challenging holders and reasonably acceptable to the Company. The expenses of any challenge made by such holders hereunder to be paid by the Company shall be the amount obtained by multiplying (a) the aggregate amount of such expenses and (b) the percentage up to 100% obtained by dividing (1) the difference between the fair value determined by the independent investment banking firm and the fair value claimed by the Company by (ii) the difference between the fair value claimed by the challenging holders and the fair value claimed by the Company. Any remaining amounts will be paid by the holder.

            2.6 ADJUSTMENTS FOR COMBINATIONS, ETC. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

            2.7 DILUTION IN CASE OF OTHER SECURITIES. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in section 3) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this section 2, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this section 2 with respect to the Warrant Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

            2.8 MINIMUM ADJUSTMENT OF WARRANT PRICE. If the amount of any adjustment of the Warrant Price required pursuant to this section 2 would be less than one percent (1%) of the Warrant Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent (1%) of such Warrant Price.

            3. ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Price is provided in section 2.2.1 or 2.2.2), then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addresses to the holder or holders of this Warrant at the addresses of such holders as shown on the books of the Company, at least 30 days' prior written notice of the date when the same shall take place. Such written notice shall also specify the date on which the holders of shares of Common Stock or Other Securities shall be entitled to exchange their shares of Common Stock or Other Securities for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger or sale, which date shall be not earlier than 30 days after the effective date of such event.

            4. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of section 2 or section 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such sections, then, in each such case, the Board of Directors of the Company shall in good faith make such adjustments in application of such provisions, on a basis consistent with the essential intent and principles established in Sections 2 and 3, necessary to preserve the purchase rights represented by this Warrant.

            5. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment.

            6. OFFICER'S CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause the Chief Financial Officer of the Company to verify such computation (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company) and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and
(c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by section 2) on account thereof. The Company will forthwith mail a copy of each such report to each holder of a Warrant and will, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

            7. NOTICES OF CORPORATE ACTION. In the event of

            (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash out of earned surplus in an amount not exceeding the amount of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

            (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to each holder of a Warrant a notice specifying (I) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (II) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the date therein specified.

            8. REGISTRATION OF COMMON STOCK. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, use its reasonable best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock of the class of Common Stock issuable upon exercise of this Warrant is listed on any national securities exchange, the Company will, at its expense, obtain promptly and maintain, so long as shares of Common Stock are so listed, the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance, so long as shares of Common Stock are so listed; and the Company will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company, for so long as such Other Securities are so listed.

            9. RESTRICTIONS ON TRANSFER.

            9.1 RESTRICTIVE LEGENDS. Except as otherwise permitted by this section 9, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while a registration under such Act is in effect or pursuant to an exemption therefrom under such Act. This Warrant and such shares may be transferred only in compliance with the conditions specified in this Warrant."

            Except as otherwise permitted by this section 9, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. Such shares may be transferred only in compliance with the conditions specified in certain Common Stock Purchase Warrants issued by Granite Broadcasting Corporation. A complete and correct copy of the form of such Warrant is available from Granite Broadcasting Corporation and will be furnished to the holder of such shares upon written request and without charge."

            9.2 TERMINATION OF RESTRICTIONS. The restrictions imposed by this section 9 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when such securities shall have been effectively registered under the Securities Act, or (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by section 9.1.

            10. AVAILABILITY OF INFORMATION. So long as the Company is a reporting company under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with the requirements of this section 10.

            11. RESERVATION OF STOCK, ETC. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

            12. REGISTRATION AND TRANSFER OF WARRANTS, ETC.

            12.1 WARRANT REGISTER; OWNERSHIP OF WARRANTS. The Company will keep at its principal office a register in which the Company will provide for the registration of Warrants and the registration of transfers of Warrants. The Company may treat the Person in whose name any Warrant is registered on such register as the owner thereof for all other purposes, and the Company shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to section 9, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

            12.2 TRANSFER AND EXCHANGE OF WARRANTS. Upon surrender of any Warrant for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will (subject to compliance with section 9, if applicable) execute and deliver in exchange therefor a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

            12.3 REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Warrant held by any Institutional Holder or its nominee, of an indemnity agreement from such Institutional Holder reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Warrant for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

            13. REGISTRATION UNDER SECURITIES ACT, ETC.

            13.1 REGISTRATION ON REQUEST.

            (a) REQUEST. On no more than two occasions on and after June 1, 2001, upon the written request of one or more Initiating Holders, requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities for resale having an aggregate Current Market Price on the date of such request of at least $1,000,000 and specifying the intended method of disposition thereof, the Company will, subject to the terms of this Agreement, promptly give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will effect the registration under the Securities Act of

                  (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request, and

                  (ii) all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

            (b) REGISTRATION STATEMENT FORM. Registrations under this section
13.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the holders of more than 50% (by number of shares) of the Registrable Securities so to be registered and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request; PROVIDED HOWEVER, that if the Company is eligible to use Form S-3, or its equivalent, such registration will be on Form S-3, or its equivalent.

            (c) EXPENSES. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this section 13.1 by any Initiating Holders of Registrable Securities prior to the time at which two such registrations shall have been effected. The underwriting discounts and commissions and transfer taxes, if any in connection with each registration requested under this section 13.1 shall be allocated pro rata among all Persons on whose behalf securities of the Company are included in such registration, on the basis of the respective amounts of the securities then being registered on their behalf.

            (d) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this section 13.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, provided that a registration which does not become effective solely by reason of the refusal to proceed of the Initiating Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Initiating Holders unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Initiating Holders.

            (e) SELECTION OF UNDERWRITERS. If a requested registration pursuant to this section 13.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company and reasonably satisfactory to the holders of at least a majority (by number of shares) of the Registrable Securities as to which registration has been requested, who shall not unreasonably withhold their acceptance of any such underwriters.

            (f) PRIORITY IN REQUESTED REGISTRATIONS. If a requested registration pursuant to this section 13.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration by the holder or holders of Registrable Securities, first, pro rata among the holders thereof requesting such registration on the basis of the number of such securities requested to be included by such holders, second, any such securities requested to be included by the Company and, third, pro rata among any other holders thereof, requesting such registration pursuant to section 13.2(b).

            (g) DELAY. If after receiving a request for registration pursuant to
13.1 the Company furnishes to the holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than ninety (90) days after receipt of the request of the holder or holders under Section 13.1; PROVIDED, that such right to delay a request, shall be exercised by the Company no more than twice in any twelve (12) month period for an aggregate period of no more than 90 days.

            13.2 INCIDENTAL REGISTRATION.

            (a) If the Company at any time proposes to register any of its securities under the Securities Act (other than by a registration on Form S-4 or S-8 or any successor or similar forms and other than pursuant to section 13.1), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this section 13.2. Upon the written request of any such holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, PROVIDED that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (I) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under section 13.1, and (II) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this section 13.2 shall relieve the Company of its obligation to effect any registration upon request under section 13.1 nor shall any such registration hereunder be deemed to have been effected pursuant to section 13.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this section 13.2.

            (b) If the holders of Registrable Securities request the Company to register any Registrable Securities under the Securities Act pursuant to section 13.1, the Company and any other holder of securities entitled to incidental registration rights may, subject to the terms of this Agreement, include shares of Common Stock in the registration statement which covers such securities, PROVIDED that prior to the effective date of the registration statement filed in connection with such registration, the Initiating Holders shall determine for any reason either not to register or to delay registration of such Registrable Securities, the Initiating Holders may, at their election, give written notice of such determination to the Company and, thereupon, (I) in the case of a determination not to register, shall be relieved of its obligation to register any shares of Common Stock in connection with such registration and (II) in the case of a determination to delay registering, shall be permitted to delay registering any shares of Common Stock proposed to be included by the Company, for the same period as the delay in registering the Registrable Securities.

            (c) If (I) a registration pursuant to this section 13.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (II) the managing underwriter of such underwritten offering shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then the Company may, upon written notice to all holders of such Registrable Securities, reduce PRO RATA (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and any other securities the registration of which shall have been requested by each holder thereof to be included in such registration, so that the resultant aggregate number of such Registrable Securities and such other securities so included in such registration shall be equal to the number of shares stated in such managing underwriter's letter; provided that the Company shall not be obligated to reduce the number of securities to be sold for the account of the Company or for the account of any other person initiating the request for such registration.

            13.3 REGISTRATION PROCEDURES. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in sections 13.1 and 13.2 the Company shall, as expeditiously as possible:

                  (i) prepare and (within 60 days after the end of the period within which requests for registration may be given to the Company or in any event as soon thereafter as possible) (in the case of a registration pursuant to section 13.1, such filing to be made within 60 days after the initial request of one or more Initiating Holders of Registrable Securities or in any event as soon thereafter as possible) file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its reasonable best efforts to cause such registration statement to become and remain effective, provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in section 13.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a registration pursuant to section 13.1, the expiration of 180 days after such registration statement becomes effective, or
            (ii) in the case of a registration pursuant to section 13.2, the expiration of 90 days after such registration statement becomes effective;

                  (iii) furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request;

                  (iv) use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                  (v) use its reasonable best efforts to cause all Registrable
            Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (vi) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller and the underwriters, if any of

                              a. an opinion of counsel for the Company, dated
the effective date of such registration statement, reasonably satisfactory in form and substance to such seller (or, if such registration includes an underwritten public offering, the opinion dated the date of the closing under the underwriting agreement and delivered to the underwriters), and

                              b. a "comfort" letter (or, in the case of such
Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35) and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller if there are no underwriters or the underwriters, if any, may reasonably request;

                  (vii) notify the holders of Registrable Securities and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

                                  a. when the registration statement, the
                               prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;


                                  b. of any request by the Commission for
                               amendments or supplements to the registration statement or the prospectus or for additional information;


                                  c. of the issuance by the Commission of any
                               stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;


                                  d. if at any time the representations and
                               warranties of the Company made as contemplated by
                               section 2.4 below cease to be true and correct;


                                  e. of the receipt by the Company of any
                               notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;


                  (viii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (ix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and will furnish to each such seller at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                  (x) make available for inspection by a representative or
            representatives of the holders of Registrable Securities any underwriter participating in any disposition pursuant to the registration statement and any attorney or accountant retained by such selling holders or underwriter (each, an "Inspector"), all financial and other records, pertinent corporate documents and properties of the Company (the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration in order to permit a reasonable investigation within the meaning of Section 11 of the Securities Act;

                  (xi) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                  (xii) enter into such agreements and take such other actions as sellers of such Registrable Securities holding at least 51% of the shares so to be sold shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

                  (xiii) [intentionally omitted]

                  (xiv) use its reasonable best efforts to provide a CUSIP
            number for the Registrable Securities, not later than the effective date of the registration statement.

            The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

                        Each holder of Registrable Securities shall be deemed to
            have agreed by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (vii) of this section 13.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this section 13.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in paragraph (ii) of this section 13.3 shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by paragraph (vii) of this section 13.3.

                        If any such registration or comparable statement refers
            to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company then such holder shall have the right to require (I) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (II) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

            13.4 UNDERWRITTEN OFFERINGS.

            (a) REQUESTED UNDERWRITTEN OFFERINGS. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under section 13.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, each such holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in section 13.6. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such holder expressly for use in such registration statement or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

            (b) INCIDENTAL UNDERWRITTEN OFFERINGS. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by section 13.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in section 13.2, use its reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters , PROVIDED that if the managing underwriter of such underwritten offering shall inform the holders of the Registrable Securities requesting such registration and the holders of any other securities which shall have exercised, in respect of such underwritten offering, registration rights comparable to the rights under section 13.2 by letter of its belief that inclusion in such underwritten distribution of all or a specified number of such Registrable Securities or of such other shares of securities so requested to be included would interfere with the successful marketing of the securities (other than such Registrable Securities and other shares of securities so requested to be included) by the underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities and shares of other securities so requested to be included which may be included in such underwritten offering without such effect), then the Company may, upon written notice to all holders of such Registrable Securities and of such other shares of securities so requested to be included, exclude pro rata from such underwritten offering (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and shares of such other securities so requested to be included the registration of which shall have been requested by each holder of Registrable Securities and by the holders of such other securities so that the resultant aggregate number of such Registrable Securities and of such other shares of securities so requested to be included which are included in such underwritten offering shall be equal to the approximate number of shares stated in such managing underwriter's letter. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

            (c) HOLDBACK AGREEMENTS.

                  (i) Each holder of Registrable Securities agrees by
            acquisition of such Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any equity securities of the Company, during the 15 days prior to any underwritten registration pursuant to section 13.1 or 13.2 has become effective and for the period, not to exceed 120 days after such underwritten registration has become effective, as may be required by the underwriter, except as part of such underwritten registration. Notwithstanding the foregoing sentence, each holder of Registrable Securities subject to the foregoing sentence shall be entitled to sell during the foregoing period securities in a private sale; it being understood that such private sale would not be deemed to include a sale pursuant to Rule 144 under the Securities Act.

                  (ii) The Company agrees not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to any underwritten registration pursuant to section 13.1 or 13.2 has become effective or for the period, not to exceed 120 days after any underwritten registration pursuant to section 13.1 or 13.2 has become effective, as may be required by the underwriter, except as part of such underwritten registration and except pursuant to registrations on Form S-4, S-8 or any successor or similar forms thereto.

            (d) PARTICIPATION IN UNDERWRITTEN OFFERINGS. No Person may participate in any underwritten offering hereunder unless such Person (I) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the holders of a majority of Registrable Securities to be included in such underwritten offering and (II) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such holder expressly for use in the related registration statement or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

            13.5 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

            13.6 INDEMNIFICATION.

            (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to section 13.1 or 13.2, the holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, PROVIDED that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder specifically stating that it is for use in the preparation thereof and, PROVIDED, FURTHER that the Company shall not be liable to any Person who participates as an underwriter, in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

            (b) INDEMNIFICATION BY THE SELLERS. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to section 13.3, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision
(a) of this section 13.6) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller. Notwithstanding the provisions of this Section 13.6(b), no seller of Registrable Securities shall be required to indemnify the Company, any director of the Company, any officer of the Company or any other person for an amount in excess of the net proceeds received by such seller from the sale of Registrable Securities.

            (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this section 13.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this section 13.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

            (d) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding subdivisions of this section 13.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act. (e) INDEMNIFICATION PAYMENTS. The indemnification required by this section 13.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

            (f) CONTRIBUTION. If the indemnification provided for in the preceding subdivisions of this section 13.6 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchasers bear to the gain, if any, realized by the selling holder or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this section 13.6, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a) or (b) of this section 13.6 had been available under the circumstances.

            The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (f) were determined by PRO RATA allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (c) of this section 13.6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

            Notwithstanding the provisions of this subdivision (f), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (I) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (II) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            14. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                        ADDITIONAL SHARES OF COMMON STOCK: All shares (including
            treasury shares) of Common Stock issued or sold (or, pursuant to section 2.3 or 2.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than

            (a) shares issued upon the exercise of the Warrants,

            (b) shares issued upon the exercise of options or rights granted or to be granted under the Company's stock plans as in effect on the date hereof or under any other employee stock or purchase plan or plans adopted or assumed after such date,

            (c) shares issued in connection with a joint venture or other strategic transaction, so long as the total number of shares so issued is less than 5% of the outstanding Common Stock,

            (d) Convertible Securities issued in connection with the issuance by the Company of nonconvertible debt to nonaffiliated third parties and shares issued upon the exercise of such Convertible Securities,

            (e) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clauses (a), (b),
(c) and (d) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities, and

            (f) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clauses (a), (b),
(c) and (d) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities, in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock.

                        BUSINESS DAY: Any day other than a Saturday or a Sunday
            or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

                        COMMISSION:  The  Securities  and Exchange  Commission
            or any other federal agency at the time administering the Securities Act.

                        COMMON STOCK: As defined in the introduction to this
            Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                        COMPANY: As defined in the introduction to this Warrant,
            such term to include any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with section 3.

                        CONVERTIBLE SECURITIES: Any evidences of indebtedness,
            shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                        CREDIT AGREEMENT: That certain Credit Agreement
            dated as of June 10, 1998 and amended and restated as of March 6, 2001, by and among Granite Broadcasting Corporation, the Lenders (as defined therein), Goldman Sachs Credit Partners L.P., and Foothill Capital Corporation.

                        CURRENT MARKET PRICE: On any date specified herein, the
            average daily Market Price during the period of the most recent 20 days, ending on such date, on which the U.S. national securities exchanges were open for trading, except that if no Common Stock is then listed or admitted to trading on any U.S. national securities exchange or quoted in the over-the-counter market in the U.S., the Current Market Price shall be the Market Price on such date.

                        EXCHANGE ACT: The Securities Exchange Act of 1934, or
            any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                        INITIATING HOLDERS: Any holder or holders of Registrable
            Securities holding at least 50% of the Registrable Securities (by number of shares at the time issued and outstanding), and initiating a request pursuant to section 13.1 for the registration of all or part of such holder's or holders' Registrable Securities.

                        INSTITUTIONAL HOLDER: Any original holder of any
            Warrant, any insurance company, pension fund, mutual fund, investment company, bank, savings bank, savings and loan association, broker-dealer, investment adviser, investment banking company, trust company or any finance or credit company, any portfolio or any investment fund managed by any of the foregoing, any other institutional investor and any nominee of any of the foregoing.

                        MARKET PRICE: On any date specified herein, the amount
            per share of the Common Stock, equal to (A) the last sale price of such Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (B) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or (C) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (D) if such Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the higher of (X) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (Y) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 18 days of the date as of which the determination is to be made.

                        NASD: The National Association of Securities Dealers,
            Inc.

                        OPTIONS: Rights, options or warrants to subscribe
            for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

                        OTHER SECURITIES: Any stock (other than Common Stock)
            and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to section 3 or otherwise.

                        PERSON: A corporation, an association, a partnership, an
            organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                        PURCHASER: As defined in the introduction to this
            Warrant.

                        REGISTRABLE SECURITIES: (A) Any shares of Common Stock
            or Other Securities issued or issuable upon exercise of this Warrant and (B) any securities issued or issuable with respect to any securities referred to in the foregoing subdivision by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (C) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (D) they shall have ceased to be outstanding.

                        REGISTRATION EXPENSES: All expenses incident to the
            Company's performance of or compliance with section 13, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the fees and disbursements of one counsel retained by the holder or holders of the Registrable Securities being registered, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, PROVIDED that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

                        RESTRICTED SECURITIES: (A) any Warrants bearing the
            applicable legend set forth in section 9.1, (B) any shares of Common Stock (or Other Securities) issued upon the exercise of Warrants which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section, (C) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or Other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or

            Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section, and (D) unless the context otherwise requires, any shares of Common Stock (or Other Securities) issuable upon the exercise of Warrants, which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

                        SECURITIES ACT: The Securities Act of 1933, or any
            similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                        TRANSFER: Any sale, assignment, pledge or other
            disposition of any security, or of any interest therein, which could constitute a "sale" as that term is defined in section 2(3) of the Securities Act.

                        VOTING SECURITIES: Stock of any class or classes (or
            equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency.

                        WARRANT PRICE: As defined in section 2.1.

                        WARRANTS: This Warrant, together with all the non-voting
            common stock purchase warrants issued in connection with the Credit Agreement.

                        WEIGHTED AVERAGE WARRANT PRICE: As to any holder of
            Restricted Securities, the price determined by dividing (A) the sum of the aggregate consideration previously paid by such holder upon the exercise of Warrants plus the consideration payable upon the exercise of all Warrants held by such holder by (B) the sum of (I) the aggregate number of shares previously received by such holder upon the exercise of Warrants plus (II) the number of shares which would be received by such holder upon the exercise of all Warrants held by such holder, based upon the Warrant Price in effect on the effective date of the registration statement in respect of which the Weighted Average Warrant Price is being determined.

            15. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

            16. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the

Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

            17. NOTICES. All notices and other communications under this Warrant shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, addressed (a) if to any holder of any Warrant, at the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, to the attention of its President at its principal office, provided that the exercise of any Warrant shall be effective in the manner provided in section 1.

            18. AMENDMENTS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the holders of at least 50% of the Warrants; provided, however, that in no event may the Warrant Price increase or the length of time prior to the expiration of the Warrants decrease without the written consent of the party against which enforcement of such change is sought.

            19. ASSIGNMENT. This Warrant may be sold, transferred, negotiated or assigned pursuant to the Form of Assignment attached as an exhibit hereto.

            20. EXPIRATION. The right to exercise this Warrant shall expire at 5:00 p.m., New York City time, on March 6, 2006.

            20. DESCRIPTIVE HEADINGS. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

            21. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

            22. JUDICIAL PROCEEDINGS; WAIVER OF JURY. Any judicial proceeding brought against the Company with respect to this Warrant may be brought in any court of competent jurisdiction in the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Company (A) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant, subject to any rights of appeal, and
   (B) irrevocably waives any objection the Company may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. The Company hereby waives personal service of process and consents, that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of section 17, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail or, if earlier, when delivered. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any holder of any Warrant to bring proceedings against the Company in the courts of any other jurisdiction. THE COMPANY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS WARRANT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.


                                    GRANITE BROADCASTING CORPORATION


                                    By: /s/ Ellen McClain
                                        --------------------------------------
                                        Name: Ellen McClain
                                        Title: SVP, Chief Financial Officer

                              FORM OF SUBSCRIPTION


                 [TO BE EXECUTED ONLY UPON EXERCISE OF WARRANT]


            To:  [NAME OF ISSUER]

            The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ______* shares of Common Stock of [NAME OF ISSUER] and herewith makes payment of $ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to , whose address is .

            Dated:
                            ---------------------------------------------------
                              (Signature must conform in all respects to name of holder as specified on the face of Warrant)


                                       -----------------------------------------
                                                   (Street Address)


                                       -----------------------------------------
                                                (City)(State)(Zip Code)



--------
* Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

                                FORM OF EXERCISE

                (To be executed by the registered holder hereof)


                        The undersigned registered owner of the attached Warrant
            irrevocably exercises such Warrant for the purchase of [the number of] Shares of Non-Voting Common Stock of Granite Broadcasting Corporation, a Delaware corporation, and herewith makes payment therefor, all at the price and on the terms and conditions specified in the Warrant, and requests that certificates for the shares of Non-Voting Common Stock be issued in accordance with the instructions given below, and, if such Shares of Non-Voting Common Stock shall not include all of the Shares of Non-Voting Common Stock to which the Holder is entitled under the Warrant, that a new Warrant of like tenor and date for the unpurchased balance of the Shares of Non-Voting Common Stock issuable hereunder be delivered to the undersigned.

            Dated:  ____________________


            -------------------------------------
            (Signature of Registered Holder)


            Instructions for issuance and registration of Common Stock:


            -------------------------------------
            Name of Registered Holder
            (please print)

            Social Security or Other Identifying
            Number:
                    ------------------------

            Please deliver certificate to the following address:


            -------------------------------------
                                Street


            -------------------------------------
                   City, Stand and Zip Code

                               FORM OF ASSIGNMENT

                 [TO BE EXECUTED ONLY UPON TRANSFER OF WARRANT]


            For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto the right represented by such Warrant to purchase shares of [Common Stock] of [NAME OF ISSUER] to which such Warrant relates, and appoints Attorney to make such transfer on the books of [NAME OF ISSUER] maintained for such purpose, with full power of substitution in the premises.

Dated:
                              --------------------------------------------------
                              (Signature must conform in all respects to name of holder as specified on the face of Warrant)


                                       -----------------------------------------
                                                   (Street Address)


                                       -----------------------------------------
                                                (City)(State)(Zip Code)

Signed in the presence of: